Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

The Board of Directors

RedCell Power Corporation

(A Development Stage Company)

We consent to the use, in the Registration Statement of RedCell Power Corporation on Form 10-KSB (the “Registration Statement”), of our Auditors’ Report dated September 10, 2004 on the consolidated balance sheet of RedCell Power Corporation as at December 31, 2003, and the related consolidated statements of operations and deficit, stockholders’ equity and cash flows for the year then ended.

MacKay LLP

Chartered Accountants

Signed

Vancouver, British Columbia, Canada

/S/ MacKay LLP

April 21, 2005